EXHIBIT 4.1

NUMBER

C 00000

SHARES

INCORPORATED UNDER THE LAWS OF THE STATE OF DELAWARE COMMON STOCK, $.01 PAR VALUE PER SHARE

THIS CERTIFIES THAT

CUSIP 941075 10 3

SEE REVERSE FOR CERTAIN DEFINITIONS

IS THE OWNER

OF

SHARES OF THE CAPITAL STOCK OF

WASTE SERVICES, INC.

transferable only on the books of the Corporation by the holder hereof in person or by attorney upon surrender of this Certificate properly endorsed.

This Certificate is not valid until countersigned by the Transfer Agent of the Corporation.

IN WITNESS WHEREOF the Corporation has caused this Certificate to be signed by its duly authorized officers.

DATED

CHAIRMAN AND CHIEF EXECUTIVE OFFICER

SECRETARY

COUNTERSIGNED AND REGISTERED
AMERICAN STOCK TRANSFER & TRUST COMPANY, New York, New York
TRANSFER AGENT AND REGISTRAR

By: ______________________
AUTHORIZED OFFICER

THE SHARES REPRESENTED BY THIS CERTIFICATE ARE TRANSFERABLE AT THE OFFICE OF AMERICAN STOCK TRANSFER & TRUST COMPANY, NEW YORK, NEW YORK, U.S.A.

CE / Border DRE / Color Green

W-844-01 (P2512) / 3rd Proof / July 23, 2004

     The following abbreviations, when used in the inscription on the face of this Certificate, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM	—	as tenants in common	UNIF GIFT MIN ACT — Custodian
TEN ENT	—	as tenants by the entireties	(Cust) (Minor)
JT TEN	—	as joint tenants with right of survivorship and not as tenants in common	under Uniform Gift to Minors Act
(State)

Additional abbreviations may also be used though not in the above list.

     FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfers unto

Please insert social security or other identifying number of assignee

(Name and address of transferor)

shares of the capital stock represented by the within Certificate, and does hereby irrevocably constitute and appoint attorney to transfer the said shares on the books of the Corporation with full power of substitution in the premises.

     DATED:

(Signature of Witness)	(Signature of Shareholder)

NOTICE:	The signature of this assignment must correspond with the name as written upon the face of the Certificate, in every particular, without alteration or enlargement, or any change whatever.

The signature(s) must be guaranteed by an eligible guarantor institution (Bank, Stockbroker, Savings and Loan Associations and Credit Unions with membership in an approved signature guarantee Medallion Program), pursuant to S.E.C. Rule 17
Ad-15.

SIGNATURE GUARANTEED BY: